                                 PROMISSORY NOTE

$300,000

                                                          January 31, 1996
                                                          New York, New York

FOR VALUE RECEIVED, each of the undersigned, Girgenti, Hughes, Butler & McDowell, Inc. ("GHBM"); Black Cat Graphics, Inc. ("BCG"); Brand Research Corp. ("Brand"); GHBM Midwest, Inc. ("Midwest"); RE&A, Inc; and Medical Educational Technologies, Inc.("Medical"), each a New York corporation, (individually a "Borrower" and collectively the "Borrowers") hereby jointly and severally unconditionally promise to pay to the order of The Chase Manhattan Bank, N.A. ("Chase") at its office located at One Chase Manhattan Plaza, New York, N.Y., the principal amount of Three Hundred thousand and 00/100 Dollars ($300,000) in immediately available funds, in thirty six monthly payments of principal and interest, each in the amount of $9,366.35, on the first day of each month beginning March 1, 1996, provided that the final payment shall include the amount of the remaining unpaid principal and interest.

This Note shall bear interest on the unpaid principal amount from and including the date of this Note to but excluding the date of repayment in full of such amount, at an interest rate per annum equal at all times to 7 3/4%. Any principal not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from and including the date due to but excluding the date paid in full at 2% plus the interest rate set forth above. Interest shall be calculated on the basis of a year of 360 days for the actual days elapsed. Whenever any payment to be made under this Note shall be due on a Saturday, Sunday or a public holiday or the equivalent for banks generally under the laws of the State of New York, such payment may be made on the next succeeding business day, and such extension of time shall be included in the computation of interest.

The Borrower hereby authorizes Chase, if and to the extent payment is not made when due under this Note to charge from time to time against any account of the Borrower with Chase, any amount so due.

PAYMENTS

(a) Payments Generally. All payments under this Note shall be made in U.S. Dollars in immediately available funds not later than 1:00 p.m. New York City time on the relevant date (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day) at the Bank's principal office at 1 Chase Manhattan Plaza, New York, New York. The Bank may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of any of the Borrowers with the Bank. If the due date of any payment under this Note would otherwise fall on a day which is not a banking day, such date shall be extended to the next succeeding banking day and interest shall be payable for any principal so extended for the period of such extension. Payments shall be applied first to interest and then to principal.


(b) Prepayments and Prepayment Compensation.

(i) This Note may be prepaid; provided, that the Borrowers shall give the Bank notice of each such prepayment at the address provided for notices under this Note, at least two Banking Days prior to such prepayment; and

(ii) Any prepayment of this Note (whether by voluntary prepayment, acceleration or otherwise) must be accompanied by a payment equal to the sum of (a) accrued interest on the principal amount prepaid to the prepayment date and (b) a prepayment charge equal to the sum of (i) the amount, if any, by which (A) the present value of all future scheduled principal and interest payments discounted to the date of prepayment at a rate equal to the average yield of U.S. Treasury securities having maturities matching the average life of the loan remaining on the prepayment date, exceeds (B) the present value of all future scheduled principal and interest payments discounted to the date of prepayment at a rate equal to the average yield of U.S. Treasury securities having maturities matching the average life of the loan both calculated on the original closing date. In the event of a partial prepayment, the amount referred to in (i) above shall be prorated by multiplying said amount by a fraction, the numerator of which is the principal amount prepaid and the denominator of which is the unpaid principal amount of the Loan immediately prior to the prepayment.

As used herein, the "average life of the loan on the prepayment date" means a period of days equal to the quotient of (x) the sum of the products obtained by multiplying each portion (as determined below) of the amount prepaid by the number of days from the date of prepayment to the installment date for such portion, divided by (y) the amount prepaid. The portion of the amount prepaid applicable to each installment date for purposes of this calculation shall be the portion of the principal amount prepaid that would be applied on such installment date in the amount prepaid were applied to the installments in the inverse order of maturities.

As used herein, the "average life of the loan on the closing date" means a period of days equal to the quotient of (x) the sum of the products obtained by multiplying each scheduled installment of principal by the number of days from the closing date to the installment date, divided by (y) the original amount of the loan.

A determination of Chase as the amounts payable pursuant to this provision shall be conclusive absent manifest error.

All partial payments shall be applied to the reduction and payment of principal in the inverse order of maturity.

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to Chase that:

(a) it is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the power and authority to own its assets and to transact the business in which it is now engaged or proposes to be engaged in, and it is duly qualified and in good standing under the laws of any other jurisdiction in which such qualification is required;

(b) This Note and each of the Security Agreements (as defined below) is, or when delivered will be, a legal, valid and binding obligation of the Borrowers enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally;

(c) the execution, delivery and performance by the Borrower of this Note and the Security Agreements has been duly authorized by all necessary corporate action and does not and will not: (i) require any additional consent or approval of the shareholders of the Borrower, (ii) contravene its organizational documents,
(iii) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, and the Borrower is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(d) Financial Statements. The combined and combininq balance sheet of the Borrowers as at December 31, 1994, and the related statement of earnings and retained earnings and statement of cash flows for the fiscal year then ended, are complete and correct and fairly present the financial condition of the

Borrowers as at such date and the results of the operations of for the period covered by such statements. There are no liabilities of the Borrowers, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since the date of such statements. No information, exhibit or report furnished by the Borrowers to the Bank in connection with the negotiation of this Note or the other Facility Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading. Since December 31, 1994, there has been no material adverse change in the condition (financial or otherwise), business, operations or prospects of the Borrowers.

(e) No Litigation. There are no actions, suits or proceedings pending, or to the knowledge of the Borrower, threatened against or affecting any Borrower, before any court, governmental agency or arbitrator, which involve forfeiture of any assets of any Borrower (a "Forfeiture Proceeding") or which may materially adversely affect the financial condition, operations, properties or business of any Borrower or the ability of any Borrower to perform its obligations under this Agreement or the Note;


(f) Partnerships. Neither the Borrower nor any of its Subsidiaries is a partner in any partnership.

(g) Employee Benefit Plans. The Borrower is in compliance in all material respects with the applicable provisions of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") and the regulations and published interpretations thereunder. No Reportable Event (as defined in Section 4043(b) of ERISA) has occurred with respect to any Plan (as defined in ERISA) administered by the Borrower or any administrator by it.

SECURITY AND GUARANTY

As security and support for the payment of the amounts outstanding under this Note and all other indebtedness, obligations and liabilities of any kind of the Borrowers to Chase.

(a) each Borrower has executed or will execute one or more security agreements and assignments (together with any amendments and additional documents the "Security Agreements") pursuant to which the Borrower assigns, transfers and pledges to Chase security interests in all its personal property;

(b) each holder of 10% or more of the common stock of any Borrower (each a "Guarantor") has executed or will execute an unconditional guaranty (a "Guaranty") of the Obligations of the Borrowers to Chase.

This Note, the Security Agreements, each Guaranty and any other document executed in connection herewith shall be referred to as the "Facility Documents".

AFFIRMATIVE COVENANTS

So long as this Note shall remain unpaid, each Borrower will:

(a) Maintenance of Properties and Existence. Preserve and maintain its existence and good standing in the jurisdiction of its organization and each other jurisdiction where such good standing is required, maintain all of its properties, necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

(b) Books And Records. Keep adequate records and books of account.

(c) Insurance. At its own expense, maintain insurance with respect to its real and personal properties against such risks, in such form and with such insurers, as shall be reasonably satisfactory to the Bank from time to time

(d) Right of Inspection. At any reasonable time and from time to time, permit Chase or representative thereof, to examine and make copies and abstracts from the records account of, and visit the properties of, the Borrower and to discuss its affairs, finances with any of its officers and directors and independent accountants.

(e) Environmental Compliance. Obtain, and comply in all material respects with, any and all licenses, approvals, registrations or permits required as to its operations by any and all federal, state, or local laws, regulations, statutes, ordinances, codes, relating to or imposing liability or standards of conduct concerning any hazardous materials, hazardous waste, asbestos or asbestos-containing material, hazardous or toxic substance, or petroleum products.

(f) Reporting Requirements. Furnish to Chase

      (i) annually, as soon as available and in any event within 120 days after the end of each fiscal year of the Borrowers, combined and combining balance sheets of the Borrowers as of the end of such fiscal period and related statement of earnings and retained earnings and statement of cash flows for such fiscal period, all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the prior fiscal year, all prepared in accordance with GAAP consistently applied and certified by the chief financial officer of the Borrower. Such statements to be accompanied by an opinion thereon acceptable to the Bank by Strauss & Comas PC, or other independent accountants acceptable to Chase selected by the Borrower;

      (ii) quarterly as soon as available and in any event within 90 days after the end of each fiscal quarter of the Borrowers, a combined balance sheet of the Borrowers as of the end of fiscal quarter and a statement of earnings and statements of changes in financial position and in equity for such fiscal period, all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the prior fiscal year, reviewed by Strauss & Comas PC, or other independent accountants acceptable to Chase selected by the Borrowers;

      (iii) annually as soon as available, but not later than the delivery of the annual financial statements to be delivered under (i) above, copies of updated personal financial statements of each Guarantor, in form and substance acceptable to Chase;

      (iv) annually within 45 days of filing, copies of each Guarantor's federal income tax return, together with the schedules thereto.

      (v) promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or govenmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Borrower which, if determined adversely to such Borrower, could have a material adverse effect on the financial condition, properties, or operations of the Borrowers;

      (vi) such other information respecting the condition or operations, financial or otherwise, of the Borrowers as Chase may from time to time reasonably request.

(g) Additional Guaranty. Cause each new shareholder of 10% or more of the common stock of any Borrower to execute and deliver a guaranty (in form and substance reasonably satisfactory to Chase) of all obligations of the Borrowers to Chase.

(h) Employee Benefit Plans. (a) Comply in all material respects with the applicable provisions of ERISA, and (b) furnish to the Bank (i) as soon as possible, and in any event within 5 business days after any executive officer of any Borrower knows that any Reportable Event with respect to any Plan has occurred, a statement of a financial officer of such Borrower setting forth details as to such Reportable Event and the action which such Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event, if any, given to the Pension Benefit Guaranty Corporation ("PBGC"), and (ii) promptly after receipt thereof, a copy of any notice such Borrower may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan.

NEGATIVE COVENANTS.

So long as the Note shall remain unpaid the Borrowers shall not:

(a) Indebtedness, Guarantees Etc.. Create, incur, assume or suffer to exist, or permit any of its subsidiaries to create, incur, assume or suffer to exist any indebtedness for (i) borrowed money; (ii) for the deferred purchase price of property or services (except trade payables in the ordinary course of business);
(iii) unfunded pension benefit liabilities; (iv) letters of credit; (v) arising under acceptance facilities; (vi) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any entity, or otherwise to assure a creditor against loss, (vii) obligations as lessee under captal leases, other than:

         (a) that provided under this Note or otherwise owing to or consented to by Chase in writing, which consent shall not be unreasonably withheld;

         (b) accounts payable to trade creditors for goods or services which are not aged more than 90 days from billing date;

         (c) indebtedness secured by purchase money liens permitted by this Aqreement; and indebtedness secured by purchase money liens permitted by this Agreement: and

         (d) additional indebtedness in connection with any merger or acquisition permitted by Section 6(c) hereof, provided that prior to any after incurring such indebtedness the Bonowers are in compliance with all the provisions hereof and no default would be caused by incurring such indebtedness:

(b) Liens. Create, incur, assume or suffer to exist, any lien (statutory or otherwise), security interest, mortgage, pledge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the forgoing (a "Lien"), upon or with respect to any of its properties, now owned or hereafter acquired, except:

         (i) Liens granted to Chase;

         (ii) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

         (iii) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

         (iv) Liens under worker's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

         (v) Liens, deposits or pledges to secure the performance of bids, tenders, [TO COME] contracts for the payment of money), leases (permitted under the terms of [TO COME] public or statutory obligations, surety, stay, appeal, indemnity, performance [TO COME] bonds, or other similar obligations arising in the ordinary course of business; [TO COME]

         (vi) judgment and other similar Liens arising in connection with court proceedings; provided [TO COME] the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

         (vii) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and employment by any Borrower of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

(c) Mergers, Etc. Without the prior approval of Chase, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any person or entity, or acquire all or substantially all of the assets or the business of any person or entity (or enter into any agreement to do any of the foregoing), provided that if a Borrower is the surviving entity, the Borrower(s) may in any fiscal year, merge with or acquire companies which in the aggregate have annual sales less than 50% of the aggregate annual sales of the Borrowers' for tbe most recent fiscal year.

SECTION 7. FINANCIAL COVENANTS


         So long as the Note shall remain unpaid:

(a) Leverage Ratio. Borrower on a combined basis, shall maintain at all times a ratio of total liabilities less prebilled media accounts payable to Tangible Net Worth of not greater than 2.5 to 1.0.

("Tangible Net Worth: is defined as (1) the aggregate amount at which all assets of Borrowers would be shown on a combined balance sheet at such date after deducting capitalized interest, goodwill, patents, trademarks, copyrights, franchises, licenses and such other assets as are properly classified as "intangible assets" under GAAP, less (2) the aggregate amount of all indebtedness, liabilities (including tax and other proper accruals).

(b) Current Ratio. The Borrowers on a combined basis shall maintain at all times, a ratio of current assets less prepaid expenses and less prebilled media accounts receivable to current liabilities less prebilled media accounts payable of not less than 1.25 to 1.0.

(c) Debt Service Ratio. The Borrowers on a combined basis, shall have at the end of each fiscal year for the prior twelve months then ended a ratio of
(1) the sum of (a) not profit after taxes and distributions to shareholders, plus (b) interest expense, plus (c) depreciation, plus (d) amortization, to
(2) the sum of (a) prior year's payments of the current portion of long term debt, plus (b) interest expense, of not less than 1.25 to 1.00.

EVENTS OF DEFAULT

If any one of the following events shall occur:

(a) failure to pay when due any amount of principal or interest due under this Note and as to interest such failure to pay shall continue for more than five days;

(b) any statement, representation or warranty made in this Note or in the Facility Documents by the

Borrowers or which is contained in any certificate, document, opinion, financial or other statement furnished under or in connection with this Note or the Facility Documents by the Borrowers shall be found to have been incorrect or breached in any material respect;

(c) a default occurs in the performance of any other term, covenant or agreement contained in this Note, in the Facility Documents or in the payment or performance of any other obligation of the Borrowers to Chase and as to the Affirmative Covenants contained in this Note, such non-compliance shall continue for more than 30 days;

(d) the Borrowers shall: fail to pay any indebtedness (except for trade indebtedness being contested in good faith), including any indebtedness for borrowed money (other than this Note) or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

(e) any Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due; or shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or shall commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or shall have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made; or by any act of omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, proceeding, receiver, or trustee for all or any substantial part of its properties; or shall suffer any such custodianship, receivership, or trusteeship; or such Borrower shall discontinue its operations;

(f) one or more judgments, decrees or orders for the payment of money in excess of $300,000 in the aggregate shall be rendered against the Borrowers and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal, or any Forfeiture Proceeding shall have been commenced;

(g) any of the Security Agreements shall at any time after its execution and delivery and for any reason cease: (a) to create a valid and perfected first priority security interest in and to the property covered therein (except to the extent that Chase shall have consented in writing); or (b) to be in full force and effect or shall be declared null and void, or shall be terminated, or the validity or enforceability thereof shall be contested by the Borrower or shall deny it has any further liability or obligation under any of the Security Agreements, or any Borrower shall fail to perform any of its obligations under any of the Security Agreements;

(h) any guaranty of any Borrower's obligations executed in favor of Chase shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the guarantor, or the guarantor, shall deny he has any further liability or obligation thereunder or shall fail to perform his obligations thereunder;

then, and in any such event, Chase may, in its sole discretion, by notice to the Borrower, declare the outstanding balance under this Note and all interest thereon to be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers.

MISCELLANEOUS

Reservation of Rights. No failure on the part of Chase to exercise, and no delay in exercising, any right, power or remedy under this Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Note preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Note are cumulative and not exclusive of any remedies provided by law.

Successors and Assigns. This Note shall be binding upon and inure to the benefit of the Borrowers and Chase and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Note without the prior written consent of Chase.

Costs, Expenses and Taxes. The Borrowers agree to pay on demand all reasonable costs, expenses, and charges (including, without limitation, fees and charges of external legal counsel for Chase and costs allocated by its internal legal department) incurred by Chase in connection with the preparation, performance, or enforcement of this Note or the Security Agreements. In addition, the Borrowers shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Note and any of the Security Agreements, and agrees to save Chase harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

Right of Set-off. Upon the occurrence and during the continuance of any Event of Default Chase is hereby authorized at any time and from time to time, upon contemporaneous written notice to the Borrowers (fax notice permitted), to set off and apply any and all deposits (general or special, time or demand, provisional or final at any time held and other indebtedness at any time owing by Chase to or for the credit or the account of any Borrower against any and all of the obligations of the Borrowers now or hereafter existing under this Note, irrespectve of whether or not Chase shall have made any demand under this Note and although such obligations may be unmatured. Chase agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Chase under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Chase may have.

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, provided that the foregoing is not intended to limit the maximum rate of interest which may be charged or collected by Chase hereon if, under the law applicable to it, Chase may charge or collect such interest at a higher rate than is permissible under the law of said State.

In no case shall the interest hereon exceed the maximum amount which Chase may charge or collect under such law applicable to it.

Jurisdiction. The Borrowers consent to the nonexclusive jurisdiction and venue of the state or federal courts located in New York County, New York. Service of process by Chase in connection with any dispute shall be binding on the Borrowers if sent to any Borrower by registered or certified mail at the address specified below.

Notices. Unless notice of a different address is otherwise given in writing, notices shall be given to Chase at 786 Broadway, New York, N.Y. 10003 and to the Borrower at its address on the signature page of this Note by ordinary mail or courier. Notices shall be effective: (a) if given by mail, 72 hours after deposit in the mails with first class postage prepaid, addressed as aforesaid; and (b) if given by courier, when received; provided that notices to the Chase shall be effective upon receipt

Headings. Article and Section are included for the convenience of reference only and shall not constitute a part of this Note for any other purpose.



Girgenti, Hughes, Butler                  Black Cat Graphics, Inc.
  & McDowell, Inc.


By: /s/ Steven Girgenti                   By: /s/ Steven Girgenti
    -------------------------                 ----------------------------
Title: President                          Title: President


Brand Research Corp.                      GHBM Midwest, Inc.


By: /s/ Steven Girgenti                   By: /s/ Steven Girgenti
    -------------------------                 ----------------------------
Title: President                          Title: President


RE&A, Inc                                 Medical Educational Technologies, Inc.

By: /s/ Steven Girgenti                   By: /s/ Steven Girgenti
    -------------------------                 ----------------------------
Title: President                          Title: President


Address for Notices for each Borrower:

100 Avenue of the Americas,
New York, N.Y